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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITOR


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Coda Energy, Inc. 1993 Incentive Stock Option Plan and to the incorporation by reference therein of our reports dated February 15, 1995, with respect to the consolidated financial statements and schedule of Coda Energy, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP

                                    ERNST & YOUNG LLP

Dallas, Texas
May 5, 1995